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                         [BDO International Letterhead]

                    CONSENT OT INDEPENDENT PUBLIC ACCOUNTANTS

To A.C.L.N. Limited:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
April 5, 1999 included in the A.C.L.N. Limited Annual Report on Form 20-F and to all references to our firm included in this Registration Statement on Form S-8.


/s/ BDO International

Cyprus
March 23, 2000